Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                             Variable Life Insurance

Supplement to Application - INDIVIDUAL OWNER

1. Proposed Insured __________________________________________________________
                           First             Middle             Last

2. Premium Payment Allocation (Indicate Whole Percentages. Percentages must equal 100%.)

   [Global International
   ____% Fidelity VIP Overseas Portfolio
   ____% Janus Aspen Worldwide Growth Portfolio
   ____% Oppenheimer Global Securities Fund
   ____% PPI Scudder International Growth Portfolio

   Aggressive Growth
   ____% Janus Aspen Aggressive Growth Portfolio
   ____% PPI MFS Emerging Equities Portfolio

   Growth
   ____% Fidelity VIP Growth Portfolio
   ____% Fidelity VIP II Contrafund Portfolio
   ____% Janus Aspen Growth Portfolio
   ____% PPI MFS Value Equity Portfolio
   ____% PPI T. Rowe Price Growth Equity Portfolio

   Growth & Income (Stocks)
   ____% Aetna Variable Fund
   ____% Aetna Variable Index Plus Portfolio
   ____% Fidelity VIP Equity-Income Portfolio

   Growth & Income (Stocks & Bonds)
   ____% Aetna Investment Advisers Fund
   ____% Janus Aspen Balanced Portfolio

   Income
   ____% Aetna Income Shares
   ____% Oppenheimber Strategic Bond Fund

   Stability of Principal
   ____% Aetna Variable Encore Fund
   ____% Aetna Fixed Account

   Asset Allocation
   ____% Fidelity VIP II Asset Manager Portfolio]

                               Owner's Suitability

The rules of the National Association of Securities Dealers, Inc. require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Owner, based on information provided by the Owner as shown on this form and on information known by the Sales Representative.


3. Owner's Taxpayer Identification Number:
   [ ] Individual                [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]

4. Age:                           __________________________________________
5. Citizenship:                   __________________________________________
6. Marital Status:                __________________________________________
7. Number of Dependents:          __________________________________________
8. Occupation:                    __________________________________________
9. Employers' Name(s) & Address:  __________________________________________
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10. Investment Objectives   (check all applicable objectives)
    [ ] Capital Preservation
    [ ] Tax Advantage/Deferral
    [ ] Current Income
    [ ] Growth and Income
    [ ] Growth
    [ ] Aggressive Growth
    [ ] Other (please specify) __________________

11. Insurance Objectives (Check all applicable objectives)
    [ ] Estate Creation
    [ ] Estate Conservation
    [ ] Other (please specify)________________________________________________

12. Investment Knowledge:   [ ]  Limited         [ ] Good        [ ] Extensive

13. Risk Tolerance:   [ ] None         [ ] Low       [ ] Medium        [ ] High

14. Is the coverage in accord with the Owner's insurance objectives and
    anticipated financial needs?                  [ ] Yes [ ] No

15. Total Income of Owner's Immediate Family
    [ ] $ 250,000+
    [ ] $100,000 - $249,999
    [ ] $ 50,000 - $ 99,999
    [ ] $ 25,000 - $ 49,999
    [ ] Under $25,000

16. Estimated Net Worth of Owner's Immediate Family
    [ ] $1,000,000+
    [ ] $  500,000 - $1,000,000
    [ ] $  250,000 - $  500,000
    [ ] $  100,000 - $  250,000
    [ ] Under $100,000

17. Federal Tax Bracket:  [ ] 15%    [ ] 28%
                          [ ] Other (please specify) ___________________________

18. Is the Owner associated with a National Association of Securities
    Dealers, Inc. firm?                 [ ] Yes     [ ] No

19. If jointly, or business, owned, please provide the name(s) and signature(s) of the person(s) authorized to exercise ownership rights:__________________

    ___________________________________________________________________________


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I understand that:

     THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.

     VALUES NOT IN THE FIXED ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

     THE AMOUNT OF THE MATURITY BENEFIT IS NOT GUARANTEED BUT IS DEPENDENT UPON THE THEN SURRENDER VALUE.

     ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, ACCOUNT VALUES, AND SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I hereby acknowledge receipt of the Prospectus dated _________________ for all applicable prospectus(es) pertaining to the Separate Account and all of the variable options.

             Signed at __________________________ on _________________
                            (City, State)              (Mo/Day/Yr)

By_________________________________    By_____________________________________
        Signature of Owner                       Signature of Owner

Based on information obtained from the Owner, I believe the investment is suitable for the Owner's objectives.

______________________________________________ on _______________________
   Signature of Registered Representative               (Mo/Day/Yr)

70276-97 (3/98)